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                                                                    Exhibit 23-a


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 22, 2002 included in Seacoast Financial Services Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

                                             /s/ Arthur Andersen LLP


Boston, Massachusetts
April 12, 2002